Exhibit 23.3

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE	HOUSTON OFFICE
First Place Tower	Kellog Brown and Root Tower
15 East Fifth Street — Suite 3500	601 Jefferson Ave. — Suite 3690
Tulsa, Oklahoma 74103-4350	Houston, Texas 77002-7912
(918) 587-5521 — Fax: (918) 587-2881	(713) 651-8006 — Fax: (281) 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made a part of this EXCO Resources, Inc. Registration Statement on Form S-3 and any amendments thereto and further consents to the incorporation by reference in this EXCO Resources, Inc. Registration Statement on Form S-3 and any amendments thereto of information from our reserve report dated January 8, 2010 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2009.

/s/ Lee Keeling and Associates, Inc.

Tulsa, Oklahoma
April 16, 2010